EMPLOYMENT AGREEMENT


         THIS  EMPLOYMENT  AGREEMENT  is made and entered  into this 30th day of
October   1998,   between   SONUS   CORP.,   an  Alberta,   Canada   corporation
("Corporation"), and SCOTT KLEIN ("Executive").

                                    Recitals

         A. Corporation is hiring Executive as Executive Vice President and Chief Operating Officer.

         B. Corporation and Executive are entering into this Agreement to confirm the terms of Executive's employment with Corporation and Executive's compensation and benefits package.

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.       Definitions

         As used in this Agreement, the following terms have the meanings set forth in this Section 1:

         "AFFILIATE" - Any person, firm, corporation, association, organization, or unincorporated trade or business that, now or hereinafter, directly or indirectly, controls, is controlled by, or is under common control with Corporation.

         "BOARD" - The board of directors of Corporation.

         "CAUSE" - Cause for termination of employment means:

              (i) A material act of fraud or dishonesty by Executive within the course of performing his duties for Corporation or its Affiliates;

              (ii) Gross negligence or intentional misconduct by Executive in performing material duties for Corporation or its Affiliates, or unjustifiable neglect by Executive of the performance of material duties for Corporation or its Affiliates;

              (iii) Commission of an act (or failure to take an action) intentionally against the interest of Corporation or its Affiliates that causes Corporation or an Affiliate material injury; or

              (iv) An act of serious moral turpitude that causes Corporation or an Affiliate material injury.

         Notwithstanding the foregoing, Executive will not be deemed to have been terminated for Cause unless and until there has been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding Executive if at the time he is member of the Board), at a meeting of the Board called and held for that purpose, finding that, in the good faith opinion of the Board, Executive was guilty of conduct constituting Cause as defined in this Agreement and specifying the particulars thereof in detail. Executive must have been given reasonable notice of such meeting and Executive, together with his counsel, must have been given an opportunity to be heard before the Board at the meeting. This provision will not be deemed to restrict the authority, discretion, or power of the Board, by any action taken in compliance with Corporation's articles of incorporation and bylaws, to remove Executive as an officer or director of Corporation, with or without Cause. Rather, the foregoing provisions merely define, for purposes of Executive's contractual rights and remedies under this Agreement, the circumstances in which termination of Executive's employment will constitute termination for Cause.

         "CHANGE IN CONTROL" - A change in control of Corporation means:

              (i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), the following acquisitions will not constitute a Change of Control: (A) any acquisition directly from Corporation, (B) any acquisition by Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation, (D) any acquisition by Warburg, Pincus Ventures, L.P. ("WPV") or by any Person that, now or hereinafter, directly or indirectly controls, is controlled by, is under common control with, or is otherwise an affiliate of, WPV, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

              (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (iii) consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Corporation (a "Business Combination") in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business
         Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

         "COMPENSATION PLAN" - Any compensation plan such as a plan providing for incentive or deferred compensation, stock options or other stock or stock-related grants or awards, or any employee benefit plan such as a thrift, investment, savings, pension, profit sharing, medical, disability, accident, life insurance, cafeteria, or relocation plan or any other plan, policy, or program of Corporation providing similar types of benefits to employees of Corporation.

         "COMPETITIVE ENTITY" - A Person, firm, or entity primarily engaged (in the United States or Canada) in the national or regional retail provision or franchising of audiology services and/or dispensing of hearing aids or in any managed-care for hearing health benefits.

         "DISABILITY" OR "DISABLED" - Inability to perform duties with Corporation on a full-time basis by reason of "Total Disability" within the meaning of Corporation's Group Long Term Disability Insurance Plan or any successor plan or program maintained by Corporation. In the event Corporation no longer maintains a similar plan or program, Disability or Disabled means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

         "EFFECTIVE DATE" - November 1, 1998.

         "EXCESS PARACHUTE PAYMENT" - Has the meaning given in Section 280G(b) of the Code.

         "EXCHANGE ACT" - The Securities Exchange Act of 1934, as amended.

         "EXCISE TAX" - A tax imposed by Section 4999(a) of the Code, or any successor provision, with respect to an Excess Parachute Payment.

         "GOOD REASON" - For all purposes of this Agreement, termination by Executive of his employment with Corporation for "Good Reason" during the Term means termination based on any of the following:

              (a) A change in Executive's status or position or positions with Corporation that represents a material demotion from Executive's status or position or positions as of the date of this Agreement or a material change in Executive's duties or responsibilities that is inconsistent with such status or position or positions;

              (b) A reduction by Corporation in Executive's Base Salary (as in effect on the date of this Agreement or as increased at any time during the Term of this Agreement); or

              (c) The failure of Corporation to continue Executive's participation (on terms comparable to those for other key executives of Corporation) in any Plans and vacation programs or arrangements in which other key executives of Corporation are participants (unless such failure to continue is caused by an action or status of Executive).

         "OTHER AGREEMENT" - A plan, arrangement, or agreement pursuant to which an Other Payment is made.

         "OTHER PAYMENT" - Any payment or benefit payable to Executive in connection with a Change in Control of Corporation pursuant to any plan, arrangement, or agreement (other than this Agreement) with Corporation, any person whose actions result in a change in control of Corporation, or any person affiliated with Corporation or such person.

         "OUTSIDE TAX COUNSEL" - Outside tax counsel selected by Corporation and reasonably acceptable to Executive.

         "PARACHUTE PAYMENT" - A payment or benefit payable to Executive in connection with a Change in Control of Corporation that is treated as a parachute payment within the meaning of Code Section 280G(b)(2).

         "PERSON" - Any individual, corporation, partnership, limited liability company, group, association, or other "person," as such term is used in Section 13(d)(3) or Section 14(d) of the Exchange Act, other than Corporation or any employee benefit plan or plans sponsored by Corporation.

         "SEVERANCE PAYMENTS" - The severance payments described in Section 5.4 of this Agreement.

         "TERM" - The period commencing on the Effective Date and ending on October 31, 2002.

         "TERMINATION BENEFITS" - The payments and benefits described in Section 5 of this Agreement.

         "TERMINATION DATE" - The date Executive's employment with Corporation is terminated for any reason by Corporation or by Executive.

         "TOTAL PAYMENTS" - All payments or benefits payable to Executive in connection with a Change in Control of Corporation, including Severance Payments and Other Payments.

         "VOTING SECURITIES" - Corporation's issued and outstanding securities ordinarily having the right to vote at elections of Corporation's Board.

2.       Employment

         Corporation hereby agrees to employ Executive, and Executive hereby accepts employment with Corporation during the Term on the terms and conditions set forth in this Agreement. Notwithstanding any other provision of this Agreement, Executive is an employee at will of Corporation and Corporation reserves the right to terminate Executive's employment at any time for any reason or for no reason. The provisions of this Agreement dealing with termination without Cause or for Good Reason are intended to provide contractual benefits and do not limit Corporation's power to treat Executive as an employee at will.

3.       Executive Duties.

         3.1  Position  and  Duties.  Executive  agrees  to render  services  to
              ---------------------
Corporation as Executive Vice President and Chief Operating Officer of Corporation and as an executive officer of such of Corporation's Affiliates as the parties to this Agreement mutually agree, including Affiliates that may be formed or acquired subsequent to the Effective Date. As Chief Operating Officer of Corporation, Executive will have responsibility for all operational aspects of Corporation's business and will have such executive and managerial duties as Corporation's Chief Executive Officer or President prescribes from time to time.

         Executive will report directly to Corporation's President and Chief Executive Officer. Initially, Corporation's Vice President of Finance and Chief Financial Officer, Vice President of Marketing, Vice President of Operations, and Assistant Vice President of Human Resources will report directly to Executive. The Board and Corporation's Chief Executive Officer may, from time to time, adjust reporting responsibilities of officers who initially report to Executive.

         3.2 Exclusive Employment. Executive agrees that during the Term:
             --------------------

              (a) Executive will devote substantially all his regular business time solely and exclusively to the business of Corporation, whether such business is operated directly by Corporation or through one or more Affiliates of Corporation;

              (b) Executive will diligently carry out his responsibilities under this Agreement;

              (c) Executive will not, directly or indirectly, without the prior approval of the Board, provide services on behalf of any Competitive Entity or on behalf of any subsidiary or affiliate of any such Competitive Entity, as an employee, consultant, independent contractor, agent, sole proprietor, partner, member, joint venturer, corporate officer, or director;

              (d) Executive will not acquire by reason of purchase the ownership of more than 1 percent of the outstanding equity interest in any Competitive Entity; and

              (e) Except as expressly set forth above, Executive may engage in personal business and investment activities.

         3.3  Corporation  Reserved  Rights.  Corporation  reserves,  on its own
              -----------------------------
behalf and on behalf of its shareholders, the right to elect, from time to time, any person to its Board, to appoint any person as an officer of Corporation, and to remove any officer or director, including Executive, in any manner and upon the basis or bases presently or subsequently provided for by its articles of incorporation and bylaws. Nothing in this Agreement will be deemed to constitute any restriction on the authority, discretion, or power of the Board, but rather will only give Executive contractual rights and remedies.

         3.4 Proprietary  Information.  Executive  acknowledges in the course of
             ------------------------
Executive's employment with Corporation, Executive will learn trade secrets and confidential information of Corporation, which if known to competitors could damage the business of Corporation. Such confidential information includes, but is not limited to, some or all of the following categories of non-public information ("Proprietary Information"):

              (a) Financial information including, but not limited to information relating to assets, revenues, expenses, prices, pricing structures, volume of purchases or sales or other financial data of Corporation, or to particular products, services, geographic areas, or time periods;

              (b) Supply and service information including, but not limited to information relating to suppliers' names and addresses, terms of supply and service contracts or of particular transactions, and related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to Corporation the details of which are not generally known;

              (c) Marketing information including, but not limited to information relating to details of ongoing or proposed marketing programs or agreements by or on behalf of Corporation, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;

              (d) Personnel information including, but not limited to information relating to personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance, or other information concerning Executives of Corporation; and

              (e) The names and addresses, and all background information regarding affiliated audiologists and managed care organizations having relationships with Corporation and the terms and conditions of agreements with such parties.

         Executive agrees to keep all Proprietary Information confidential. Except as may be necessary in the performance of Executive's duties on behalf of Corporation, Executive will make no use of and will not communicate or divulge to any party whatsoever any Proprietary Information. Executive will not at any time after Executive's employment with Corporation terminates use any Proprietary Information for Executive's own benefit or on behalf of any person, firm, partnership, association, corporation, or other party whatsoever. This covenant shall not apply to any information that by means other than Executive's deliberate or inadvertent disclosure becomes well known to the public or to disclosure compelled by judicial or administrative proceedings after Executive notifies and affords Corporation the opportunity to seek confidential treatment of compelled disclosures.

4.       Compensation and Benefits.

         4.1 Base Salary.  As  compensation  for the  performance of Executive's
             -----------
services during the Term, inclusive of services as an officer and director of Corporation's Affiliates, Corporation will pay to Executive in accordance with its normal payroll practices an annual salary (the "Base Salary") of $175,000 per year, subject to such increases (but not decreases) as are determined from time to time by the Board, or a compensation committee designated by the Board.

         4.2 Incentive Bonuses.
             -----------------

              4.2.1     Initial  Bonus.   Upon  execution  of  this   Agreement,
                        -------------

Corporationagrees to pay Executive a first year bonus ( the "Initial Bonus") for services to be performed in Corporation's fiscal year ending July 31, 1999, in an amount equal to $87,500, payable in four installments (without interest) on the first day of November 1998 and February, May, and August 1999. Notwithstanding any provision of Section 5, a prorated portion of the Initial Bonus will be payable even if Executive dies, becomes disabled, or is terminated without Cause or for Good Reason within such fiscal year.

              4.2.2     Annual  Bonus.   During  the  Term  of  this  Agreement,
                        -------------
beginning with Corporation's fiscal year beginning August 1, 1999, Executive will be eligible to receive an incentive bonus for each fiscal year (an "Annual Bonus") in an amount (as determined by the Board) up to 50 percent of Executive's Base Salary for such fiscal year. The Annual Bonus for each fiscal year will be payable no later than 120 days following the end of each fiscal year.

         4.3 Stock Options.
             -------------

             4.3.1      Option   Awards.   Corporation   will  grant   Executive
                        ---------------
nonqualified stock option awards for 300,000 shares of Corporation's common stock (the "Option") under Corporation's Stock Award Plan (the "Plan").

         The Option will have the following additional features:

              o The effective date of the option grant (the "Grant Date") will be the date the Board takes action to grant the Option;

              o The option purchase price will be $5.88;

              o The Option will have a term of 10 years, commencing on the Grant Date;

              o The Option will be exercisable as follows:

                   |X| The Option will be  immediately  exercisable as to 50,000
              shares; and

                   |X| The Option will become  exercisable  as to an  additional
              16,667 shares on the first day of each calendar quarter beginning April 1, 1999.

              o The Option will become immediately and fully exercisable in the event that, at any time following a Change in Control of Corporation, Executive is terminated without Cause or one of the events described in the definition of Good Reason in Section 1 of this Agreement occurs (provided, however, that for this purpose, an acquisition of more than 50 percent of the Voting Securities by WPV, or any person that directly or indirectly controls, is controlled by, is under common control with, or is otherwise affiliated with WPV, will constitute a Change in Control);

              o The Option will be governed by an Award Agreement (as defined in the Plan) as approved by the Board; and

              o Vested Options will remain exercisable for 90 days after termination of employment or, in the case of termination due to death or Disability, for one year.

         4.4  Other Benefits. During the term of this Agreement,  Executive will
              --------------
be entitled to participate in all Compensation Plans (including Compensation Plans adopted following the Effective Date) covering Corporation's key executive and managerial employees (as described in Corporation's employee manual, as amended from time to time), including, without limitation, Compensation Plans providing medical, disability, and life insurance benefits, and vacation pay.

         4.5  Moving  Expenses.  Corporation  will  reimburse  up to  $55,000 in
              ----------------
moving expenses for Executive and his family, including amounts actually paid for travel costs associated with selecting a new home, closing costs and real estate commissions related to sale of Executive's prior residence and purchasing a new residence in Portland, and moving and transfer costs. In addition, Corporation agrees to (a) loan Executive $100,000 secured by the equity in Executive's Minneapolis residence, with an interest rate of 8 percent per annum, with principal and interest payable upon the earlier of the sale of such residence or October 31, 1999, and (b) reimburse Executive for the monthly mortgage payments on Executive's Minneapolis residence up to $2,800 per month (subject to applicable payroll withholding) until the earlier of the sale of such residence or October 31, 1999.

         4.6  Expenses.    Executive  is   authorized  to  incur  on  behalf  of
              --------
Corporation, and Corporation will directly pay or will fully reimburse Executive for all customary and reasonable out-of-pocket expenses incurred for promoting, pursuing, or otherwise furthering the business of Corporation or its affiliates.

5.       TERMINATION OF AGREEMENT.

         5.1  Death. If Executive dies during the Term, Corporation  will pay to
              -----
Executive's representative his Base Salary through the date of death. All benefits, including death benefits, to which Executive is then entitled under Compensation Plans in which Executive is a participant will be payable as provided in those Compensation Plans. This Agreement will terminate as of the date of death and Corporation will have no further obligations to Executive under this Agreement.

         5.2  Disability.  In the event  Executive  becomes  Disabled during the
              ----------
Term, Executive will remain an employee of Corporation and be entitled to receive his Base Salary until Executive becomes eligible to receive benefits under Corporation's Group Long Term Disability Insurance Policy (the "Disability Benefits Date"). All benefits, including disability benefits, to which Executive is then entitled under Compensation Plans in which Executive is a participant will be payable as provided in those Compensation Plans. The Agreement will terminate as of the Disability Benefits Date and Corporation will have no further obligations to Executive under this Agreement.

         5.3  Termination  for  Cause  or  Voluntary  Termination  Without  Good
              ------------------------------------------------------------------
Reason.  During the Term of this  Agreement,  pending the  determination  by the
------
Board whether or not Cause exists for termination of Executive's employment pursuant to the definition of Cause in Section 1, the Board may suspend
Executive or relieve Executive of his duties as an officer, but may not terminate Executive's employment. Upon such determination that Cause exists, Corporation may terminate Executive's employment. If during the Term Corporation terminates Executive's employment for Cause or Executive voluntarily terminates employment other than for Good Reason, Corporation will pay Executive his Base Salary through the effective date of such termination. Executive will not be entitled to any Annual Bonus, or any prorated portion of any Annual Bonus, for the fiscal year in which the Termination Date occurs. This Agreement will terminate as of the Termination Date, and Corporation will have no further obligations to Executive under this Agreement. All accrued benefits to which Executive is then entitled under Compensation Plans in which he is a participant will be payable as provided in those Compensation Plans.

         5.4  Termination  Without  Cause or With Good  Reason.  If  Executive's
              ------------------------------------------------
employment with Corporation is terminated (other than for Disability or upon Executive's death) during the Term by Corporation without Cause or by Executive with Good Reason, Corporation will pay Executive the following amounts ("Severance Payments"):

              (a) Executive's Base Salary through the Termination Date; and

              (b) An amount of severance pay equal to Executive's Base Salary.

         5.5  No  Mitigation.  Executive  will not be required  to mitigate  the
              --------------
amount of any payment provided for in this Section 5 by seeking other employment or otherwise. However, except in the case of a termination of Executive without Cause or with Good Reason following a Change in Control of Corporation, the amount of any payment or related benefit provided for in this Section 5 will be reduced by any compensation earned or related benefit received by

Executive as a result of either employment by another employer or self-employment after the Termination Date. Executive agrees to provide Corporation with any information reasonably necessary to determine the amount of such reduction.

         5.6  Noncompetition Following Termination.  Executive acknowledges that
              ------------------------------------
the agreements and covenants contained in this Section 5.6 are essential to protect the value of Corporation's business and assets and that, by his employment with Corporation and its subsidiaries, Executive will obtain such knowledge, contacts, know-how, training and experience, and that such knowledge, contacts, know-how, training and experience could be used to the substantial advantage of a Competitive Entity and to Corporation's substantial detriment. Therefore Executive agrees that:

              (a) In the event Executive's employment is terminated (whether by Corporation or by Executive) for any reason, Executive will not, for a period of one year from the Termination Date, participate (as an owner, employee, officer, partner, member, shareholder, director, consultant, or otherwise) in any Competitive Entity. The benefits payable under this Agreement, including without limitation Corporation's obligation to pay Severance Benefits pursuant to Section 5.4 of this Agreement are in consideration of Executive's performance of the covenants in this
         Section 5.6.

              (b) Executive acknowledges that this Agreement is being entered into in connection with the initial employment of Executive with Corporation. Executive further acknowledges that he is receiving consideration under this Agreement in addition to such consideration as to which he would be entitled in the absence of this Agreement, and he acknowledges that his agreement to the provisions of this Section 5.6 is a necessary condition for Corporation to enter into this Agreement and pay the consideration provided for in this Agreement.

              (c) Executive acknowledges that Corporation's remedy at law for a breach by him of the provisions of this Section 5.6 will be inadequate. Accordingly, in the event of the breach or threatened breach by Executive of any provision of this Section 5.6, Corporation will be entitled to injunctive relief in addition to any other remedy it may have. If any of the provisions of, or covenants contained in, this
         Section 5.6 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same will not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which will be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Section 5.6 are held to be unenforceable in any jurisdiction because of the duration or geographical scope of such provision or covenant, Executive and Corporation agree that the court making such determination will have the power to reduce the duration or geographical scope of such provision or covenant and that, in its reduced form, such provision or covenant will be enforceable; provided, however, that the determination of such court will not affect the enforceability of this Section 5.6 in any other jurisdiction.

6.       EFFECT OF CHANGE IN CONTROL.

         The Severance Payments payable under Section 5.4 of this Agreement are not conditioned upon a Change in Control of Corporation but are payable upon any termination described in that Section, whether or not a Change in Control has occurred. Thus, it is the parties' mutual intention that the Severance Payments are not to be treated as Total Payments.

7.       SUCCESSORS; BINDING EFFECT.

         7.1  Corporation.  This  Agreement will inure to the benefit of, and be
              -----------
binding upon, any corporate or other successor or assignee of Corporation that acquires, directly or indirectly, by merger, consolidation or purchase, or otherwise, all or substantially all the business or assets of Corporation. Corporation will require any such successor, by an agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Corporation would be required to perform if no such succession had taken place.

         7.2  Executive.  This  Agreement  will  inure to the  benefit of and be
              ---------
enforceable  by  Executive's  personal  or  legal  representatives,   executors,
administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there is no such designee, to Executive's estate.

8.       WAIVER AND MODIFICATION

         Any waiver, alteration, or modification of any of the terms of this Agreement will be valid only if made in writing and signed by the parties to this Agreement. No waiver by either of the parties of its rights under this Agreement will be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless the waiver specifically states that it is to be construed as a continuing waiver.

9.       GOVERNING LAW; SEVERABILITY

         The validity, interpretation, construction, and performance of this Agreement will be governed by and construed in accordance with the laws of the state of Oregon. Any provision of this Agreement that is prohibited or unenforceable will be ineffective only to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

10.      NOTICES

         For the purposes of this Agreement, notices and all communications provided for in this Agreement must be in writing and will be deemed to have been given upon the earlier of (i) personal delivery or (ii) three business days after being mailed by United States registered mail, return receipt requested, with postage prepaid, addressed to the respective party at the address set forth below (or to such other address as either party may have furnished to the other in writing in accordance with this Section 9, except that notices of change of address will be effective only upon receipt):

         To Corporation:                    Sonus Corp.
                                            111 S.W. Fifth Avenue
                                            Suite 2390
                                            Portland, Oregon 97204
                                            Attn: Brandon M. Dawson

         To Executive:                      Scott Klein
                                            [Address]
                                            --------------------------
                                            --------------------------

11.      HEADINGS

         Headings herein are for convenience only, are not a part of this Agreement, and are not to be used in construing this Agreement.

12.      ARBITRATION

         Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of the American Arbitration Association and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

13.      ATTORNEYS' FEES

         In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorneys' fees in connection with such suit, action, arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorneys' fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorneys' fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorneys' fees incurred in such confirmation proceedings).

14.      EFFECT OF TERMINATION OF AGREEMENT

         If this Agreement is terminated, all rights and benefits that have become vested hereunder prior to termination will remain in full force and effect, and the termination of the Agreement will not be construed as relieving any party from the performance of any accrued obligation incurred to the other under this Agreement.

15.      ENTIRE AGREEMENT

         This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the matters addressed in this Agreement. Except as otherwise provided in this Agreement, there are no other agreements or understandings, written or oral, in effect between the parties relating to the matters addressed herein.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the Effective Date.

Corporation:                                SONUS CORP.


                                            By   /s/ Brandon M. Dawson
                                                 -------------------------------
                                                 Brandon M. Dawson, President



EXECUTIVE:                                       /s/ Scott Klein
                                                 -------------------------------
                                                 Scott Klein